Exhibit 4.2

EXECUTION VERSION

SUPPLEMENTAL INDENTURE NO. 1

Dated as of February 13, 2024

to

INDENTURE

Dated as of February 13, 2024

3.700% SENIOR NOTES DUE 2026

3.700% SENIOR NOTES DUE 2029

FORTIVE CORPORATION

as Company

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

TABLE OF CONTENTS

		Page
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.	Relationship with Base Indenture	1
Section 1.02.	Definitions	2
Section 1.03.	Rules of Construction	5

ARTICLE 2
THE NOTES

Section 2.01.	Form and Dating	5
Section 2.02.	Issuance of Additional Notes	7
Section 2.03.	Issuance in Euro; Payment on the Notes	7
Section 2.04.	Certificated Notes	8

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01.	Notice of Redemption; Selection of Notes	9
Section 3.02.	Notes Redeemed in Part	9
Section 3.03.	Optional Redemption	9
Section 3.04.	Optional Redemption for Tax Reasons	10
Section 3.05.	Payment of Additional Amounts	10

ARTICLE 4
PARTICULAR COVENANTS

Section 4.01.	Offer to Repurchase Upon Change of Control Triggering Event	13

ARTICLE 5
MISCELLANEOUS

Section 5.01.	Modifications to the Base Indenture	14
Section 5.02.	Trust Indenture Act Controls	15
Section 5.03.	Governing Law	15
Section 5.04.	Successors	15
Section 5.05.	Severability	15
Section 5.06.	Counterpart Originals	15
Section 5.07.	Table of Contents, Headings, Etc.	15
Section 5.08.	Concerning the Trustee	16

i

SUPPLEMENTAL INDENTURE NO. 1 (as amended, supplemented or otherwise modified from time to time in accordance with the Base Indenture and the terms hereof, this “Supplemental Indenture”), dated as of February 13, 2024, between Fortive Corporation, a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of February 13, 2024 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Base Indenture”), providing for the issuance from time to time of one or more series of the Company’s unsecured debentures, notes or other evidences of indebtedness;

WHEREAS, the Company desires and has requested the Trustee pursuant to Section 9.01 of the Base Indenture to join with it in the execution and delivery of this Supplemental Indenture in order to supplement the Base Indenture as and to the extent set forth herein to provide for the issuance and the terms of the Notes (as defined below);

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by a Board Resolution of the Board of Directors of the Company;

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery hereof have been in all respects duly authorized by the parties hereto;

WHEREAS, the Company has appointed The Bank of New York Mellon, London Branch as the Paying Agent in respect of the Notes issued under this Supplemental Indenture pursuant to that certain paying agency agreement, dated the date hereof (the “Paying Agency Agreement”), between the Company and the Paying Agent;

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree for the benefit of each other and for the equal and proportionate benefit of the Holders (as defined herein) of the Company’s 3.700% Senior Notes due 2026 (the “2026 Notes”) and 3.700% Senior Notes due 2029 (the “2029 Notes” and, together with the 2026 Notes, the “Notes”) as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Relationship with Base Indenture. The terms and provisions contained in the Base Indenture (including Articles 4, 5 and 6 of the Base Indenture) will constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture will govern and be controlling in respect of the Notes. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.

Section 1.02. Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth in the Base Indenture. The following terms have the meanings given to them in this Section 1.02:

“2026 Maturity Date” means February 13, 2026.

“2029 Par Call Date” has the meaning assigned to such term in Section 3.03 hereof.

“Additional Amounts” has the meaning assigned to such term in Section 3.05 hereof.

“Additional Notes” has the meaning assigned to such term in Section 2.02 hereof.

“Base Indenture” has the meaning set forth in the recitals to this Supplemental Indenture.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Business Day” means any day, other than a Saturday or Sunday and that, in the City of New York or the City of London, is not a day on which banking institutions are generally authorized or obligated by law to close, and is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET or T2 system), or any successor thereto, operates. If any Interest Payment Date, maturity date or earlier Redemption Date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is Business Day, and no interest shall accrue or otherwise accumulate on such payment for the intervening period.

“Change of Control” means the occurrence of any of the following:

(1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is defined in Section 13(d)(3) of the Exchange Act) (other than (a) the Company or one of its Subsidiaries or (b) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Company’s Voting Stock or other Voting Stock into which its Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or

(2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Company’s assets and the assets of the Company’s subsidiaries taken as a whole, to any “person” (as that term is defined in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its subsidiaries).

Notwithstanding the foregoing, (1) a transaction will not be deemed to involve a Change of Control if (A) the Company becomes a direct or indirect wholly-owned Subsidiary of a holding company and (B)(i) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (ii) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Offer” has the meaning assigned to such term in Section 4.01 hereof.

“Change of Control Payment” has the meaning assigned to such term in Section 4.01 hereof.

“Change of Control Payment Date” has the meaning assigned to such term in Section 4.01 hereof.

“Change of Control Triggering Event” has the meaning assigned to such term in Section 4.01 hereof.

“Clearstream” means Clearstream Banking S.A.

“Code” has the meaning assigned to such term in Section 3.05 hereof.

“Common Depositary” means The Bank of New York Mellon, London Branch.

“comparable government bond” means, in relation to any comparable government bond rate calculation, at the discretion of an Independent Investment Banker selected by the Company, a bond that is a direct obligation of the Federal Republic of Germany (a “German government bond”) whose maturity is closest to the 2026 Maturity Date (in the case of the 2026 Notes) and the 2029 Notes Par Call Date (in the case of the 2029 Notes), or if such Independent Investment Banker in its discretion determines that such similar bond is not in issue, such other German government bond as such Independent Investment Banker may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the comparable government bond rate.

“comparable government bond rate” means the yield (rounded to three decimal places, with 0.0005 being rounded upwards) of the comparable government bond on the third Business Day prior to the date fixed for redemption, calculated on the basis of the middle market price of such comparable government bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment banker selected by the Company and calculated in accordance with generally accepted market practice at the time.

“Depositary” means, with respect to the Notes issued under this Supplemental Indenture, Euroclear and Clearstream, or any successor entity thereto.

“euro” means the single currency of participating member states of the economic and monetary union as contemplated in the Treaty on European Union.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Global Notes” means, individually and collectively, the Global Notes, in the forms of Exhibits A and B hereto issued in accordance with Section 2.01 hereof.

“Holder” means a person in whose name a Note is registered.

“Independent Investment Banker” means any of means any of BNP Paribas and Morgan Stanley & Co. International plc (or their respective successors), or if each such firm is unwilling or unable to select the comparable government bond, an independent investment banking institution of international standing appointed by the Company.

“Indenture” means the Base Indenture, as supplemented by this Supplemental Indenture, governing the Notes, together, as amended, supplemented or restated from time to time.

“Initial Notes” means the first €500,000,000 aggregate principal amount of the 2026 Notes and the first €700,000,000 aggregate principal amount of the 2029 Notes issued under this Supplemental Indenture on the date hereof.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Notes” has the meaning assigned to it in the preamble to this Supplemental Indenture.

“Paying Agency Agreement” has the meaning assigned to it in the preamble to this Supplemental Indenture.

“Paying Agent” means The Bank of New York Mellon, London Branch.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the applicable series of the Notes or fails to make a rating of the applicable series of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Ratings Event” means the rating on the applicable series of Notes is lowered by each of the Rating Agencies and such series of Notes is rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the applicable series of Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control; provided, however, that a Ratings Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Ratings Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Ratings Event).

“S&P” means S&P Global Ratings Services (a division of S&P Global Inc.), and its successors.

“Supplemental Indenture” has the meaning set forth in the recitals hereof.

“United States” means, for purposes of Section 3.04 and Section 3.05, the United States of America (including the states and the District of Columbia and any political subdivision thereof).

“United States person” means, for purposes of Section 3.04 and Section 3.05, any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, including an entity treated as a corporation for Unites States income tax purposes, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Section 1.03. Rules of Construction. The provisions of Section 1.04 (Rules of Construction) of the Base Indenture shall apply to this Supplemental Indenture, mutatis mutandis.

ARTICLE 2

THE NOTES

Section 2.01. Form and Dating. (a) In accordance with Sections 2.01 and 2.02 of the Base Indenture, the Company hereby creates the Notes as a separate series of its Securities issued pursuant to the Base Indenture. The Notes and the Trustee’s certificate of authentication included thereon will be substantially in the form of Exhibit A with respect to the 2026 Notes and Exhibit B with respect to the 2029 Notes. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. Each series of the Notes will initially be issued in the form of one or more registered Global Securities, without coupons, in minimum denominations of €100,000 with integral multiples of €1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of this Supplemental Indenture or any Note conflicts with the express provisions of the Base Indenture, the provisions of this Supplemental Indenture or the Notes, as the case may be, will govern and be controlling.

(b) Each series of the Notes issued in global form will be substantially in the form of Exhibit A or Exhibit B, as applicable, attached hereto. Each Global Note will represent such of the outstanding Notes of such series as will be specified therein and each will provide that it will represent the aggregate principal amount of outstanding Notes of such series from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes of such series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes of such series represented thereby will be made by the Trustee or the custodian of the Notes, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.02 hereof. The Company initially appoints Euroclear and Clearstream to act as Depositary with respect to the Global Notes of each series.

(c) The Notes shall not be exchangeable for or convertible into the Common Stock of the Company or any other security.

(d) The following legends will appear on the face of all Global Notes issued under this Supplemental Indenture.

“THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V, AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) AND CLEARSTREAM BANKING S.A. (“CLEARSTREAM,” AND TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR ITS NOMINEE OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY OR AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT HEREON IS MADE TO THE COMMON DEPOSITARY OR ITS NOMINEE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY OR AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITARY OR ITS NOMINEE, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

Section 2.02. Issuance of Additional Notes. The Company will be entitled, upon delivery to the Trustee of an Authentication Order, Officers’ Certificate and an Opinion of Counsel, to issue Additional Notes of any series issued under this Supplemental Indenture which will have identical terms as the relevant Initial Notes issued on the date hereof, other than with respect to the date of issuance, the issue price and, in some cases, the first Interest Payment Date (“Additional Notes”); provided that the Company is in compliance with the covenants contained in this Supplemental Indenture and the Base Indenture. Each series of the Initial Notes issued on the date hereof and any Additional Notes of the same series issued will be treated as a single class for all purposes under this Supplemental Indenture; provided that, if any such Additional Notes subsequently issued are not fungible for U.S. federal income tax purposes with the Initial Notes of the same series previously issued, such Additional Notes shall be issued under a separate CUSIP, ISIN, Common Code and/or any other identifying number, but shall otherwise be treated as a single class with the relevant Initial Notes issued under this Supplemental Indenture.

With respect to any Additional Notes, the Company shall provide to the Trustee a Board Resolutions and an Officers’ Certificate which shall contain the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Supplemental Indenture; and

(b) the issue price, the issue date, the initial Interest Payment Date and the CUSIP number, ISIN and/or Common Code of such Additional Notes.

Section 2.03. Issuance in Euro; Payment on the Notes. Initial Holders will be required to pay for the Notes in euros, and all payments of principal of, and premium, if any, and interest on the Notes, including any payments made upon any redemption of the Notes, will be payable in euros and at the office or agency maintained for that purpose, which initially will be the office of the Paying Agent located at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom. The Company may also choose to pay interest by mailing checks to the address as it appears on the Company’s register or making wire transfers to an account maintained by the Person entitled thereto as specified in the register. The Company may also arrange for additional paying agent offices and may change these offices. As long as the Notes are in book-entry form, the Company will make payments of principal and interest through the Paying Agent. However, if on or after the date of the issuance of the Notes, the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control, or the euro is no longer being used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in the Company’s sole discretion on the basis of the most recently available market exchange rate for euros. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default. The Trustee and the Paying Agent shall not be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

Section 2.04. Certificated Notes. If Clearstream or Euroclear is at any time unwilling, unable or no longer qualified to continue as Depositary, and a successor depositary is not appointed by the Company within 90 days, the Company will issue Notes of like tenor in minimum denominations of €100,000 principal amount and integral multiples of €1,000 in excess thereof, in definitive form in exchange for an applicable registered Global Note that had been held by the Depositary. Any Notes issued in definitive form in exchange for a registered Global Note will be registered in the name or names that the Depositary gives to the Trustee or other relevant agent of the Trustee. It is expected that the Depositary’s instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in the applicable registered Global Note that had been held by the Depositary. In addition, if (x) there has occurred and is continuing an Event of Default with respect to the Notes or (y) the Company, at its option, notifies the Trustee in writing that the Notes shall no longer be represented by a Global Note and it is electing to cause the issuance of certificated Notes, the Company may at any time issue Notes in definitive form in exchange for such Global Note pursuant to the procedure described above.

Payments (including principal, premium and interest) with respect to certificated Notes will be made by the Paying Agent and transfers with respect to certificated Notes may be made at the office or agency of the Registrar. The Company may also choose to pay interest by check mailed to the Holders thereof at the respective addresses set forth in the register of Holders of the Notes (maintained by the Registrar); provided that all payments (including principal, premium and interest) on certificated Notes, for which the Holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

For so long as the Notes remain outstanding, the Company shall, to the extent reasonably practicable and permitted as a matter of law, ensure that there is a Paying Agent for the Notes in the United Kingdom or a member state of the European Union (if such state exists) that will not be obligated to withhold or deduct tax pursuant to U.S. law in the event definitive registered Notes are issued.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01. Notice of Redemption; Selection of Notes. Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of the applicable series of Notes to be redeemed setting forth the information to be stated in such notice as provided in Article 3 of the Base Indenture. If less than all of the applicable series of Notes are to be redeemed, selection of the applicable series of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair and in accordance with the procedures of Euroclear and Clearstream. If any Note of any series is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount of the applicable Note to be redeemed. A new Note of any series in a principal amount equal to the unredeemed portion of the applicable Note will be issued in the name of the Holder of such Note upon surrender for cancellation of such original Note. For so long as any series of Notes are held by Euroclear or Clearstream (or another Depositary), the redemption of such series of Notes shall be done in accordance with the policies and procedures of the Depositary.

Section 3.02. Notes Redeemed in Part. No Notes of any series of a principal amount of €100,000 or less may be redeemed in part.

Section 3.03. Optional Redemption. (a) Prior to February 13, 2026, in the case of the 2026 Notes, and prior to July 15, 2029 (one month prior to the maturity date of the 2029 Notes) (the “2029 Notes Par Call Date”), in the case of the 2029 Notes, the Company may redeem the applicable series of Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (in the case of the 2029 Notes, assuming the 2029 Notes matured on the 2029 Notes Par Call Date), on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the comparable government bond rate plus 20 basis points with respect to the 2026 Notes and 25 basis points with respect to the 2029 Notes, in each case, less (b) interest accrued to, but not including, the Redemption Date; and

(2)100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the Redemption Date.

(b) On or after the 2029 Notes Par Call Date, the Company may redeem the 2029 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2029 Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

(c) The redemption prices will be calculated on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes of such series (or February 13, 2024 if no interest has been paid on the Notes of such series), to, but not including, the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. Prior to the Redemption Date, the Company will deliver or cause to be delivered to the Trustee (i) an Officers’ Certificate or Opinion of Counsel stating that the conditions precedent to the Company’s right to so redeem have occurred and (ii) an Officers’ Certificate setting forth the redemption price, showing the calculation in reasonable detail. The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Section 3.04. Optional Redemption for Tax Reasons. The Company may, at its option, redeem the applicable series of Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of such series of Notes to be redeemed, together with any accrued and unpaid interest thereon to, but not including, the Redemption Date, at any time, if as a result of any change in, or amendment to, the laws, regulations, treaties, or rulings of the United States or any political subdivision of or in the United States or any taxing authority thereof or therein affecting taxation, or any change in, or amendment to, the application, official interpretation, administration or enforcement of such laws, regulations, treaties or rulings (including a holding by a court of competent jurisdiction in the United States), which change or amendment is enacted, adopted, announced or becomes effective on or after February 8, 2024, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay Additional Amounts with respect to the applicable series of Notes. Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be Redeemed.

Section 3.05. Payment of Additional Amounts.

(a) All payments in respect of the Notes will be made by or on behalf of the Company without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by (i) the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the United States or any political subdivision thereof), the Company will pay to a Holder who is not a United States person such additional amounts (the “Additional Amounts”) on the Notes as are necessary in order that the net payment by the Company or the Paying Agent of the principal of, and premium, if any, and interest on, the Notes to such Holder, after such withholding or deduction, will not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply:

(i) to any tax, assessment or other governmental charge that would not have been imposed but for the Holder, or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a Person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(A) being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States or having or having had a qualified business unit which has the United States dollar as its functional currency;

(B) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Notes, the receipt of any payment or the enforcement of any rights thereunder) or being considered as having such relationship, including being or having been a citizen or resident of the United States;

(C) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a foreign personal holding company that has accumulated earnings to avoid United States federal income tax;

(D) being or having been an owner of a 10% or greater interest in the voting power of the Company within the meaning of Section 871(h)(3) of the Internal Revenue Code of 1986, as amended (“Code”) or any successor provision; or

(E) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Section 881(c)(3)(A) of the Code or any successor provision;

(ii) to any Holder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(iii) to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge (including, for the avoidance of doubt, any backup withholding tax imposed pursuant to Section 3406 of the Code (or any amended or successor provision));

(iv) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from the payment;

(v) to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(vi) to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(vii) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by at least one other paying agent;

(viii) to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(ix) to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code and related Treasury regulations, pronouncements relating thereto or official interpretations thereof or any successor provisions, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement entered into between the United States and any other governmental authority in connection with the implementation of the foregoing and any regulations or official law, agreement or interpretations thereof implementing an intergovernmental approach thereto; or

(x) in the case of any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix).

(b) The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided under this Section 3.05, the Company will not be required to make any payment for any tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

(c) Whenever there is mentioned, in any context, the payment of principal, premium or interest in respect of any Note, such mention shall be deemed to include the payment of Additional Amounts provided for in this Supplemental Indenture, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Supplemental Indenture.

(d) The obligation to make payments of Additional Amounts under the terms and conditions described above will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any successor person to the Company.

ARTICLE 4

PARTICULAR COVENANTS

The covenant set forth in this Article 4 shall be applicable to the Company in addition to the covenants in Article 4 of the Base Indenture, which shall in all respects be applicable in respect of the Notes.

Section 4.01. Offer to Repurchase Upon Change of Control Triggering Event. (a) If a Change of Control Triggering Event occurs, unless, with respect to any series of Notes, the Company has exercised its option to redeem such series of Notes pursuant to Section 3.03, Holders of each series of Notes will have the right to require the Company to repurchase all or any part (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the Notes. In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, or, at the Company’s option, prior to the date of the consummation of any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail a notice to Holders of each applicable series of Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date shall be no earlier than 10 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Notes and described in such notice. The notice shall, if mailed prior to the date of the consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. The Company must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.01 or the Change of Control Triggering Event provisions of the Notes by virtue of any such conflicts.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event. No Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

(b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii) deposit with a paying agent appointed by the Company in connection with a Change of Control Offer an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

(c) The paying agent appointed by the Company in connection with a Change of Control Offer will promptly pay to each Holder of Notes of each applicable series properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate (or cause to be transferred by book-entry) a new Note of such series equal in principal amount to any unpurchased portion of any Notes of such series surrendered; provided that each new Note will be in a principal amount of equal to €100,000 or an integral multiple of €1,000 in excess thereof.

(d) Notwithstanding anything to the contrary in this Section 4.01, the Company will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Base Indenture or this Supplemental Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Modifications to the Base Indenture. The following provision in the Base Indenture is hereby amended solely with respect to the Notes issued under this Supplemental Indenture as follows:

(a) The definition of “Foreign Government Obligation” in the Base Indenture is replaced with the following:

(i) “Foreign Government Obligation” means any security that is (i) a direct obligation of the Federal Republic of Germany or any country that is a member of the European Monetary Union whose long-term debt is rated “A1” or higher by Moody’s or “A+” or higher by S&P or the equivalent rating category of another internationally recognized rating agency on the issue date of the Notes, for the payment of which the full faith and credit of the Federal Republic of Germany or such country, respectively, is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the Federal Republic of Germany or any such country the payment of which is unconditionally guaranteed as a full faith and credit obligation by the Federal Republic of Germany or such country, respectively, which, in either case of clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof.

Section 5.02. Trust Indenture Act Controls. This Supplemental Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA.

Section 5.03. Governing Law. This Supplemental Indenture and the Notes are governed by and construed in accordance with the laws of the State of New York.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Each of the parties hereto agrees that any legal action or proceeding with respect to or arising out of this Supplemental Indenture may be brought in or removed to the courts of the State of New York or of the United States of America, in each case located in the borough of Manhattan, the City of New York. By execution and delivery of this Supplemental Indenture, each of the parties hereto accepts, for themselves and in respect of their property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each of the parties hereto, other than the Trustee, irrevocably consents to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of any party to bring legal action or proceedings in any other competent jurisdiction. Each of the parties hereto hereby waives any right to stay or dismiss any action or proceeding under or in connection with this Supplemental Indenture brought before the foregoing courts on the basis of forum non-conveniens.

Section 5.04. Successors. All agreements of the Company in this Supplemental Indenture and the Notes will bind its successors. All agreements of the Trustee in this Supplemental Indenture will bind its successors.

Section 5.05. Severability. In case any provision in this Supplemental Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 5.06. Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Supplemental Indenture by facsimile or other electronic imaging means (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

Section 5.07. Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 5.08. Concerning the Trustee. The rights, privileges, protections, immunities and benefits given to the Trustee under the Base Indenture, including, without limitation, its right to be indemnified, are hereby incorporated herein as if set forth herein in full. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

[Signatures on following page]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

FORTIVE CORPORATION

By:	/s/ Charles E. McLaughlin
	Name:	Charles E. McLaughlin
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Supplemental Indenture No. 1]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By:	/s/ Ann M. Dolezal
Name: Ann M. Dolezal
Title: Vice President

[Signature Page to Supplemental Indenture No. 1]

[FORM OF] FACE OF NOTE

[GLOBAL SECURITY LEGEND]

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V, AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) AND CLEARSTREAM BANKING S.A. (“CLEARSTREAM,” AND TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR ITS NOMINEE OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY OR AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT HEREON IS MADE TO THE COMMON DEPOSITARY OR ITS NOMINEE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY OR AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITARY OR ITS NOMINEE, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE COMMON DEPOSITARY TO A NOMINEE OF THE COMMON DEPOSITARY, OR BY A NOMINEE OF THE COMMON DEPOSITARY TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY, OR BY THE COMMON DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY.

1

3.700% SENIOR NOTE DUE 2026

FORTIVE CORPORATION

CUSIP No. 34959J AL2

ISIN No. XS2764789231

Common Code 276478923

No. [•]	€[•]

Interest. FORTIVE CORPORATION, a Delaware corporation (herein called the “Company”), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, as the nominee of The Bank of New York Mellon, London Branch, a common depositary for Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), or registered assigns, the principal sum of [•] euros (€[•]), as revised by the Schedule of Increases or Decreases attached hereto, on February 13, 2026 and to pay interest thereon from February 13, 2024 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on February 13 of each year, commencing February 13, 2025, at the rate of 3.700% per annum, until the principal hereof is paid or made available for payment. Interest shall be calculated on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or February 13, 2024 if no interest has been paid on the Notes), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined on the reverse hereof), be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the relevant record date for such interest, which shall be one Business Day immediately preceding such Interest Payment Date. For so long as all Notes are held in Clearstream and Euroclear, the relevant record date shall also be an ICSD Business Day. “ICSD Business Day” means a day on which the clearing systems are open for business.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: February 13, 2024

FORTIVE CORPORATION

By:
Name:
Title:

3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By:
Authorized Signatory

4

[FORM OF] REVERSE OF NOTE

3.700% Senior Notes due 2026

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, London Branch, will act as Paying Agent and The Bank of New York Mellon Trust Company, N.A., will act as Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(2) INDENTURE. The Company issued the Notes under an Indenture dated as of February 13, 2024 (the “Base Indenture”), as supplemented by Supplemental Indenture No. 1, dated as of February 13, 2024 (the “Supplemental Indenture” and, the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(3) OPTIONAL REDEMPTION. The Notes are subject to optional redemption by the Company as provided in Article 3 of the Supplemental Indenture.

(4) MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(5) OFFER TO REPURCHASE UPON CHANGE OF CONTROL TRIGGERING EVENT. Upon the occurrence of a Change of Control Triggering Event, the Company will be required to make an offer to repurchase the Notes as provided in Section 4.01 of the Supplemental Indenture.

(6) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of €100,000 or an integral multiple of €1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

5

(7) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(8) AMENDMENT, SUPPLEMENT AND WAIVER. The Notes are subject to the amendment, supplement and waiver provisions set forth in Article 9 of the Base Indenture.

(9) DEFAULTS AND REMEDIES. The Events of Default and remedies of the Holders pertaining to the Notes are set forth in Article 6 of the Indenture.

(10) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(11) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(12) AUTHENTICATION. This Note will not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

(13) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(14) CUSIP NUMBERS/ISIN. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers and ISINs to be printed on the Notes, and the Trustee may use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(15) GOVERNING LAW. THE INDENTURE AND THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

7

SCHEDULE OF INCREASES OR DECREASES

The following increases or decreases in this Note have been made:

Date of Exchange	Amount of increase in Principal of this Note	Amount of decrease in Principal of this Note	Principal of this Note following each decrease or increase	Signature of authorized signatory of Trustee

8

FORM OPTION OF HOLDER TO ELECT REPURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.01 (Change of Control) of the Supplemental Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.01 of the Supplemental Indenture, state the amount:

€

Date:	Your Signature:

(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

9

[FORM OF] FACE OF NOTE

[GLOBAL SECURITY LEGEND]

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V, AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) AND CLEARSTREAM BANKING S.A. (“CLEARSTREAM,” AND TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR ITS NOMINEE OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY OR AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT HEREON IS MADE TO THE COMMON DEPOSITARY OR ITS NOMINEE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY OR AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITARY OR ITS NOMINEE, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE COMMON DEPOSITARY TO A NOMINEE OF THE COMMON DEPOSITARY, OR BY A NOMINEE OF THE COMMON DEPOSITARY TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY, OR BY THE COMMON DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY.

1

3.700% SENIOR NOTE DUE 2029

FORTIVE CORPORATION

CUSIP No. 34959J AM0

ISIN No. XS2764790833

Common Code 276479083

No. [•]	€[•]

Interest. FORTIVE CORPORATION, a Delaware corporation (herein called the “Company”), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, as the nominee of The Bank of New York Mellon, London Branch, a common depositary for Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), or registered assigns, the principal sum of [•] euros (€[•]), as revised by the Schedule of Increases or Decreases attached hereto, on August 15, 2029 and to pay interest thereon from February 13, 2024 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on August 15 of each year, commencing August 15, 2024, at the rate of 3.700% per annum, until the principal hereof is paid or made available for payment. Interest shall be calculated on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or February 13, 2024 if no interest has been paid on the Notes), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined on the reverse hereof), be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the relevant record date for such interest, which shall be one Business Day immediately preceding such Interest Payment Date. For so long as all Notes are held in Clearstream and Euroclear, the relevant record date shall also be an ICSD Business Day. “ICSD Business Day” means a day on which the clearing systems are open for business.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: February 13, 2024

FORTIVE CORPORATION

By:
Name:
Title:

3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By:
Authorized Signatory

4

[FORM OF] REVERSE OF NOTE

3.700% Senior Notes due 2029

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, London Branch, will act as Paying Agent and The Bank of New York Mellon Trust Company, N.A., will act as Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(2) INDENTURE. The Company issued the Notes under an Indenture dated as of February 13, 2024 (the “Base Indenture”), as supplemented by Supplemental Indenture No. 1, dated as of February 13, 2024 (the “Supplemental Indenture” and, the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(3) OPTIONAL REDEMPTION. The Notes are subject to optional redemption by the Company as provided in Article 3 of the Supplemental Indenture.

(4) MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(5) OFFER TO REPURCHASE UPON CHANGE OF CONTROL TRIGGERING EVENT. Upon the occurrence of a Change of Control Triggering Event, the Company will be required to make an offer to repurchase the Notes as provided in Section 4.01 of the Supplemental Indenture.

(6) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of €100,000 or an integral multiple of €1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

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(7) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(8) AMENDMENT, SUPPLEMENT AND WAIVER. The Notes are subject to the amendment, supplement and waiver provisions set forth in Article 9 of the Base Indenture.

(9) DEFAULTS AND REMEDIES. The Events of Default and remedies of the Holders pertaining to the Notes are set forth in Article 6 of the Indenture.

(10) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(11) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(12) AUTHENTICATION. This Note will not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

(13) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(14) CUSIP NUMBERS/ISIN. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers and ISINs to be printed on the Notes, and the Trustee may use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(15) GOVERNING LAW. THE INDENTURE AND THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF INCREASES OR DECREASES

The following increases or decreases in this Note have been made:

Date of Exchange	Amount of increase in Principal of this Note	Amount of decrease in Principal of this Note	Principal of this Note following each decrease or increase	Signature of authorized signatory of Trustee

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FORM OPTION OF HOLDER TO ELECT REPURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.01 (Change of Control) of the Supplemental Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.01 of the Supplemental Indenture, state the amount:

€

Date:	Your Signature:

(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

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